Exhibit 23.2

CONSENT OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2001 Stock Option Plan, as amended of our reports dated February 28, 2007 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of VIVUS, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California
April 25, 2007